Exhibit 10.15

STANDARD FORM INDUSTRIAL NET LEASE

(Multi-Tenant)

Summary of Basic Lease Terms

A.	Parties:	This Lease (“Lease”), effective July 18, 2023 (“Effective Date”), is made by and between WESTCORE CG POTOMAC PARK, LLC, a Delaware limited liability company (“Landlord”), and YORK SPACE SYSTEMS LLC, a Colorado limited liability company (“Tenant”), (collectively the “Parties,” or individually a “Party”).

B.	Premises:	Those certain premises located within the Building (as defined below), including all improvements therein or to be provided by Landlord under the terms of this Lease, located at 7955 S. Potomac Street, Suite 900, Englewood, Colorado, and containing approximately Fifty-Nine Thousand One Hundred Fifty-Two (59,152) rentable square feet as outlined on Exhibit A attached hereto (“Premises”). In addition to Tenant’s rights to use and occupy the Premises, Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 1.7 below), but shall not have any rights to the roof, exterior walls, structural components or utility raceways of the Building or to any other buildings in the Industrial Center (defined below). So long as Tenant shall not be in Default, Tenant shall have a license to certain yard area located in front of the loading doors of the Premises and covering the truck apron and reasonably approved by Landlord (“Tenant’s Yard Area”) in connection with its operations at the Premises, provided that Tenant complies with any reasonable rules and regulations concerning the use of Tenant’s Yard Area imposed by Landlord at any time during the Term (as defined below). Tenant’s Yard Area shall not obstruct the parking areas or accessways located within the Industrial Center. Said license shall be coterminous with this Lease and any portion of Tenant’s Yard Area used by Tenant shall be maintained by Tenant in the same manner required for the Premises under this Lease. At Tenant’s sole cost and expense, Tenant shall fence Tenant’s Yard Area and keep Tenant’s Yard Area clean and regularly swept during the Term.

C.	Building:	That certain building commonly known as “Dove Valley Business Center III” located at 7955 S. Potomac Street, Englewood, Colorado, containing approximately 118,270 rentable square feet (the “Building”).

D.	Industrial Center:	The Premises, the Building, the Common Areas, the land upon which they are located (the “Land”), along with all other buildings and improvements now or hereafter thereon, including that certain building located at 7901 S. Potomac Street, commonly known as “Dove Valley Business Center III and Dove Valley Business Center IV,” are herein collectively referred to as the “Industrial Center” and are depicted on Exhibit B attached hereto. The Industrial Center contains approximately 266,522 rentable square feet. (Also see Paragraph 1.)

E.	Parking:	So long as Tenant shall not be in Default (as defined below), Tenant shall be entitled to the use, on an unreserved, as-available basis, of a proportionate share of vehicle parking spaces within the Industrial Center based upon Tenant’s Share (as defined in Paragraph J of the Summary), which is equal to one hundred twelve (112) unreserved parking spaces (“Parking Spaces”). (Also see Paragraph 1.6.)

F.	Term:	The term of this Lease shall be for a period of approximately one hundred twenty-five (125) full calendar months (“Original Term”) commencing on September 1, 2023 (“Commencement Date”). The term “Expiration Date” shall mean January 31, 2034. For purposes of this Lease, the “Term” of this Lease shall refer to the Original Term, as it may be extended or renewed by any properly exercised options granted hereunder. (Also see Paragraph 2.)

G.	Early Possession:	Tenant shall be entitled to early possession of the Premises on the date of the execution and delivery of this Lease by both Landlord and Tenant, provided that Tenant has delivered to Landlord advance rent required under Paragraph I below, the Security Deposit required under Paragraph K below and the insurance certificates required under Paragraph 7 below (the “Early Possession Date”).]. (Also see Paragraphs 2.2 and 2.3.)

H.	Base Rent:	Payable monthly, on the first day of each month during the Term, in the amount described below, calculated on a net basis (“Base Rent”), and commencing on the Commencement Date. (Also see Paragraph 3.)

i

Period	Monthly Installment of Base Rent
September 1, 2023 - August 31, 2024*	$59,152.00
September 1, 2024 - August 31, 2025	$61,222.32
September 1, 2025 - August 31, 2026	$63,365.10
September 1, 2026 - August 31, 2027	$65,582.88
September 1, 2027 - August 31, 2028	$67,878.28
September 1, 2028 - August 31, 2029	$70,254.02
September 1, 2029 - August 31, 2030	$72,712.91
September 1, 2030 - August 31, 2031	$75,257.86
September 1, 2031 - August 31, 2032	$77,891.89
September 1, 2032 - August 31, 2033	$80,618.10
September 1, 2033 - January 31, 2034	$83,439.74

*	Subject to abatement of monthly Base Rent for the five (5) month period commencing on September 1, 2023 and ending on January 31, 2024 as provided in Paragraph 3.1 of this Lease.

I.	Advance Rent:	Concurrently with Tenant’s execution and delivery of this Lease, Tenant shall pay to Landlord the amount of Eighty-Six Thousand Nine Hundred Fifty-Three and 44/100 Dollars ($86,953.44) representing Tenant’s first installment of Base Rent and Tenant’s Share of estimated Common Area Operating Expenses due for the Original Term.

J.	Tenant’s Share:	Twenty-two and 19/100 percent (22.19%) as to the Industrial Center and fifty and 1/100 percent (50.01%) as to the Building (“Tenant’s Share”) which may be adjusted by Landlord from time to time, in Landlord’s sole discretion based on changes in the size of and/or number of buildings comprising the Industrial Center.

K.	Security Deposit:	One Hundred Seventy-Five Thousand and No/100 Dollars ($175,000.00) (“Security Deposit”). (Also see Paragraph 4.)

L.	Permitted Use:	Tenant shall use and occupy the Premises solely for the purpose of light manufacturing in connection with space communication equipment and general office use, as may be permitted under existing laws governing the Premises and for no other use or purpose (“Permitted Use”). (Also see Paragraph 5.)

M.	Brokers:	The following real estate broker(s) (collectively, the “Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

☑ Stream Realty Partners represents Landlord exclusively (“Landlord’s Broker”);

☑ CBRE represents Tenant exclusively (“Tenant’s Broker”);

☐ represents both Landlord and Tenant (“Dual Agency”); or

☐ Neither Party is represented by a Broker. (Also see Paragraph 14.)

ii

Following the execution of this Lease by both Parties, Landlord shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Landlord and said Broker(s).

N.	Letter of Credit:	None.

O.	Tenant Insurance Coverage Minimums:

(a) Liability: $1,000,000 per occurrence/$2,000,000 general aggregate

(b) Property: Full Replacement Cost

(c) Umbrella: $5,000,000.00

(d) Business Interruption: 12 months

(e) Automobile Liability: $1,000,000.00

(f) Workers’ Compensation: As required by law

(g) Employer’s Liability: $1,000,000.00

P.	Exhibits. Attached hereto are Exhibits A through K, all of which constitute a part of this Lease.

This Summary of Basic Lease Terms (the “Summary”) is intended to supplement and/or summarize the provisions set forth in the balance of this Lease. If there is any conflict between any provisions contained in this Summary and the balance of this Lease, the Summary shall control. The Summary and the balance of this Lease are, and shall be construed as, a single instrument.

iii

1. Premises, Parking and Common Areas

1.1 Letting. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, for the Term, at the Rent (defined below), and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating Base Rent, Tenant’s Share and/or Common Area Operating Expenses, is an approximation which Landlord and Tenant agree is reasonable and the Base Rent based thereon is not subject to revision whether the actual square footage is more or less. For purposes of this Lease, Landlord and Tenant agree that the square footage of the Premises shall be deemed to be as set forth in Paragraph B of the Summary.

1.2 Condition. Tenant agrees (i) to accept the Premises on the date possession is delivered to Tenant by Landlord, and by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as then being suitable for Tenant’s intended use and in good operating order, condition and repair in its then existing “AS-IS” condition, except as otherwise set forth in this Paragraph 1, and (ii) that neither Landlord nor any of Landlord’s agents, representatives or employees (collectively, the “Landlord Representatives”) has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant’s business or for any other purpose. The Leasehold Improvements (defined in Exhibit C) shall be installed by Tenant in accordance with the terms and provisions of Exhibit C. Landlord shall deliver the Premises to Tenant broom clean and free of debris on the Commencement Date, with the roof of the Building free of leaks and all existing mechanical, electrical, plumbing, fire sprinkler system, lighting, doors, walls, ceilings, floors, docks and dock plates and heating, ventilation and air conditioning system in or serving the Premises, other than those constructed or modified by Tenant, in good operating condition on the Commencement Date. If a non-compliance with the foregoing exists as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, commence to rectify same at Landlord’s expense. If Tenant does not give Landlord written notice of non-compliance within thirty (30) days after the Commencement Date, correction of such non-compliance shall be the obligation of Tenant at Tenant’s sole cost and expense.

1.3 Compliance with Covenants, Restrictions and Building Code. Any improvements on or in the Premises, which have been constructed or installed by Landlord, comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the date of construction. If the Premises do not comply with said warranties, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such action, at Landlord’s expense, as may be reasonable or appropriate to rectify the non-compliance. Landlord makes no warranty that the Permitted Use is permitted for the Premises under Applicable Laws (as defined in Paragraph 1.4).

Tenant warrants that any improvements, Alterations or Utility Installations (both, as defined below) (other than those constructed by Landlord or at Landlord’s direction) on or in the Premises, which are constructed or installed by Tenant, shall comply with all Applicable Laws (as defined in Paragraph 1.4 below). If the Premises do not comply with all Applicable Laws, Tenant shall, within thirty (30) days after receipt of written notice from Landlord or any governmental authority, take all necessary action to rectify the non-compliance.

1.4 Acceptance of Premises. Tenant acknowledges that it has made such investigations as it deems necessary with respect to the condition of the Premises (including, without limitation, the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements) and compliance with the Americans With Disabilities Act (the “ADA”) and all applicable Federal, State, County and City zoning, environmental, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, “Applicable Laws”) and the present and future suitability of the Premises for Tenant’s intended use and is satisfied with reference thereto, and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises and/or the terms of this Lease. Tenant acknowledges that neither Landlord nor any Landlord Representative has made any representations, warranty, estimation or promise of any kind or nature whatsoever relating to the physical condition of the Building or the Premises, and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Building in its decision to enter into this Lease and let the Premises in an “AS-IS” condition.

1.5 Tenant as Prior Owner/Occupant. Intentionally omitted.

1.6 Vehicle Parking. Tenant shall be entitled to use Parking Spaces in accordance with Paragraph E of the Summary on those portions of the Common Areas designated from time to time by Landlord for parking. Tenant shall not use more parking spaces than said number. The Parking Spaces shall be used for parking by vehicles no larger than full-size passenger automobiles, SUVs or pick-up trucks, herein called “Permitted Size Vehicles.” Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Landlord in the Rules and Regulations (as defined in Paragraph 37) issued by Landlord. Tenant’s violation of this subparagraph shall constitute a material breach of this Lease.

Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, contractors, licensees or invitees (collectively, the “Tenant Parties”) to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph 1.6, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. (Also see Paragraph 1.9.)

1.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors, licensees and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, striping, bumpers, lighting facilities, fences, gates, elevators, roofs, irrigation systems and landscaped areas.

1.8 Common Areas - Tenant’s Rights. Landlord grants to Tenant, for the benefit of Tenant and the Tenant Parties, during the Original Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any Rules and Regulations (as defined in Paragraph 37 below) governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. In the event that any unauthorized storage shall occur, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Notwithstanding the foregoing, Tenant may use Tenant’s Yard Area in furtherance of the conduct of Tenant’s business at the Premises for the Permitted Use so long as such use is in compliance with Applicable Laws and does not unreasonably interfere with the accessways of the Industrial Center.

1.9 Common Areas - Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 37. Tenant agrees to abide by and conform to all such Rules and Regulations, and to cause the Tenant Parties to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants of the Industrial Center.

1.10 Common Areas - Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time to: (a) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas; (d) add additional buildings and improvements to the Common Areas; (e) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and (f) do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

2. Term

2.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in the Summary.

2.2 Early Possession. If an Early Possession Date is specified in Paragraph G of the Summary, Tenant shall be entitled to early possession of the Premises solely for the purpose of performing the Leasehold Improvements and installing Tenant’s furniture, fixtures, equipment and other specialized leasehold improvements approved by Landlord in writing and otherwise preparing the Premises for Tenant’s occupancy, but in no event for conducting Tenant’s business; provided, however, that Tenant shall not interfere with Landlord’s work or activities, if any, in preparing the Premises for Tenant’s occupancy. Landlord and Tenant shall coordinate their respective work to be performed at the Premises during Tenant’s early possession. All other terms of this Lease, however (including, without limitation, the obligations to pay for all utilities and to carry the insurance required by Paragraph 7), shall be in effect during such period. Tenant’s early possession shall in no way interfere with Landlord’s completion of any improvements in the Premises required to be completed by Landlord under this Lease prior to the Commencement Date, and Tenant agrees that Landlord’s completion of any improvements in the Premises during the period of Tenant’s early possession of the Premises shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Furthermore, Landlord shall have no responsibility and shall not be liable to Tenant for, and Tenant waives any claim against Landlord in connection with, (a) any injury or damage to persons or property at the Premises, (b) any interference with Tenant’s business, (c) any loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements, or (d) any inconvenience or annoyance, occasioned by or arising from the completion of any improvements in the Premises or work elsewhere in the Industrial Center performed by Landlord or its agents during Tenant’s early possession of the Premises. Any such early possession shall not affect nor advance the Expiration Date of the Term.

2.3 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant by the Early Possession Date or by the Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Term hereof, but in such case, Tenant shall not, except as otherwise provided herein, be obligated to pay Rent or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers possession of the Premises to Tenant.

2.4 Options to Extend. Tenant shall have two (2) options (each, an “Option” and, collectively, the “Options”) to extend the Term for a period of five (5) years each (each, an “Option Term” and, collectively, the “Option Terms”), which Options shall be exercisable by written notice delivered by Tenant to Landlord as provided in this Paragraph 2.4, provided that Tenant is not then in Default under this Lease. The Options shall be exercisable only by the originally named Tenant under this Lease (the “Original Tenant”) and only if the Original Tenant is in possession of one hundred percent (100%) of the Premises.

(a) Exercise of Options. The Option may be exercised by Tenant, if at all, by delivering written notice (the “Option Notice”) to Landlord not more than twelve (12) months, nor less than nine (9) months, prior to the expiration of the Term or the first Option Term, as applicable, stating that Tenant is exercising the Option. In the event that Tenant fails to exercise the Option by timely written notice, the Options shall lapse and be of no further force or effect. Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant within thirty (30) days of Landlord’s receipt of the Option Notice setting forth the “Option Rent,” as that term is defined in subparagraph (b) below, which shall be applicable to the Lease during such Option Term. On or before the date ten (10) business days after Tenant’s receipt of the Option Rent Notice, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice by delivering written notice thereof to Landlord, in which case the Parties shall follow the procedure, and the Option Rent shall be determined, as set forth in subparagraph (c) below. If Tenant does not so object within such ten (10) business day period, the Option Rent applicable during such Option Term shall be the amount set forth in the Option Rent Notice and the Option Rent Notice shall be binding upon Tenant.

(b) Option Rent. The Base Rent payable by Tenant during each Option Term (the “Option Rent”) shall be equal to the prevailing annual market rental value for comparable space in the area in which the Industrial Center is located (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of such Option Term, are leasing non-sublease, non-renewal, non-encumbered, non-equity space in comparable buildings for a comparable term.

(c) Determination of Option Rent. In the event Tenant timely and appropriately objects to the Option Rent, Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then Tenant may give written notice (“Appraisal Notice”) to Landlord that Tenant desires to have the Option Rent determined by appraisal pursuant to the procedures set forth in subparagraphs (i) through (iv) below. If Tenant fails to give the Appraisal Notice on or before the Outside Agreement Date, the Option Rent applicable during such Option Term shall be the amount set forth in the Option Rent Notice.

(i) Within ten (10) days after Landlord’s receipt of the Appraisal Notice in accordance with this Section, Landlord and Tenant shall agree upon a list of three (3) independent, unaffiliated real estate brokers with at least ten (10) years’ full-time experience brokering commercial properties within ten (10) miles of the Industrial Center. Within five (5) days after agreement upon the list of brokers, Landlord and Tenant shall meet and each shall have the right to disqualify one (1) of the brokers until only one (1) broker (the “Arbitrator”) has not been disqualified by either Landlord or Tenant.

(ii) Within fifteen (15) days after the appointment of the Arbitrator, the Parties shall each submit their determination of the Option Rent to the Arbitrator and the Arbitrator shall independently determine the Option Rent. The Option Rent shall equal the Option Rent submitted by Landlord or Tenant that is closest to the Option Rent determined by the Arbitrator. The Arbitrator shall not divulge to Landlord or Tenant the Option Rent determined by the Arbitrator until both Parties instruct it to do so in writing. The determination of the Arbitrator in accordance with this subsection (c) shall be final and binding on the Parties and a judgment may be rendered thereon in a court of competent jurisdiction.

(iii) If the Parties fail to select the three (3) qualified brokers or the Arbitrator, either Landlord or Tenant by giving ten (10) days’ notice to the other Party, can apply to the American Arbitration Association office in the county in which the Premises is located for the selection of the Arbitrator who meets the qualifications stated in this Paragraph.

(iv) The cost of arbitration shall be paid by Landlord and Tenant equally.

During the period requiring the adjustment of monthly Base Rent to Option Rent, Tenant shall pay, as monthly

Base Rent pending such determination, one hundred five percent (105%) of the monthly Base Rent in effect for the Premises immediately prior to such adjustment; provided, however, that upon the determination of the Option Rent, Tenant shall pay Landlord the difference between the amount of monthly Base Rent Tenant actually paid and Option Rent immediately upon the determination of the Option Rent. Any amount of Base Rent Tenant has actually paid to Landlord which exceeds the Option Rent determined in accordance herewith shall be credited against Tenant’s future Option Rent obligations.

3. Rent.

3.1 Base Rent. Tenant shall pay Base Rent and other rent or charges (collectively referred to from time to time as “Rent”), as the same may be adjusted from time to time, to Landlord in lawful money of the United States, without notice, offset or deduction, on or before the day on which it is due under the terms of this Lease. Rent for any period during the Term hereof which is for less than one (1) full month shall be prorated on the basis of a thirty (30) day month. Payment of Rent shall be made to Landlord by ACH or wire transfer in accordance with, the Rent Payment Instructions attached as Exhibit I to this Lease or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby agree that for the five (5) month period commencing on September 1, 2023 and ending on January 31, 2024, the monthly Base Rent due hereunder shall be abated; provided, that (i) Tenant is at no time in Default under any of the terms or provisions of this Lease, and (ii) Tenant agrees that notwithstanding the foregoing abatement of monthly Base Rent, Tenant shall observe and perform all of the other terms, covenants and provisions set forth in this Lease, including without limitation, payment of all other Rent required to be paid by Tenant under this Lease, and Landlord can charge its management fee as though Base Rent were not abated.

3.2 Common Area Operating Expenses. Tenant shall pay to Landlord during the Term hereof, in addition to the Base Rent, Tenant’s Share of all Common Area Operating Expenses, as defined below, during each calendar year of the Term of this Lease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Landlord relating to the ownership and operation of the Industrial Center, including, without limitation, the following: (i) management, administration operation, repair, replacement and maintenance, in neat, clean, good order and condition, of the following: (A) the Common Areas (including any fees or charges under any covenants, conditions and restrictions or reciprocal easement agreements recorded against the Industrial Center); (B) all heating, air conditioning, plumbing, electrical systems, life safety equipment (including telephone lines), telecommunication and other equipment used in common by, or for the benefit of, tenants or other occupants of the Industrial Center; (C) exterior signs and any tenant directories; and (D) fire detection and sprinkler systems; (ii) water, sewer, gas, electricity, telephone and any other utility systems to service the Common Areas; (iii) trash disposal, snow removal, property management and security services (including security alarm systems and telephone lines) and the costs of any environmental inspections; (iv) reserves set aside for maintenance and repair of Common Areas; (v) Real Property Taxes (as defined in Paragraph 9.2) to be paid by Landlord for the Building and the Common Areas under Paragraph 9 hereof, subject to Paragraph 3.2(b) below; (vi) premiums for the insurance policies maintained by Landlord under Paragraph 7 hereof; (vii) any deductible portion of an insured loss concerning the Building or the Common Areas; (viii) any other services to be provided by Landlord that are stated elsewhere in this Lease to be a Common Area Operating Expense; (ix) replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby amortized over their useful life according to Federal income tax regulations or guidelines for depreciation thereof (including interest on the un-amortized balance as is then reasonable in the judgment of Landlord’s accountants); and (x) capital improvements made to the Industrial Center necessary in order to keep the Industrial Center in good working order, amortized over their useful life according to Federal income tax regulations or guidelines for depreciation thereof (including interest on the un-amortized balance as is then reasonable in the judgment of Landlord’s accountants). The improvements, facilities and services identified in this Subparagraph 3.2(a) shall not impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Landlord already provides the services, or Landlord has agreed elsewhere in this Lease to provide the same.

(b) If the Industrial Center is less than ninety-five percent (95%) occupied during any calendar year, the variable components of the Common Area Operating Expenses as determined by Landlord shall be calculated as if the Industrial Center had been 95% occupied for the full calendar year. Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the Industrial Center or to the operation, repair and maintenance thereof, may be allocated entirely to the Building or to such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, may be equitably allocated by Landlord to all buildings in the Industrial Center.

(c) Tenant’s Share of Common Area Operating Expenses shall be payable by Tenant within ten (10) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord’s option, however, an amount may be estimated by Landlord from time to time of Tenant’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Landlord shall designate, during each twelve (12) month period of the Term, on the same day as the Base Rent is due hereunder. Landlord shall deliver to Tenant, within one hundred and twenty (120) days after the expiration of each calendar year or as soon thereafter as practicable, a reasonably detailed statement showing Tenant’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Tenant’s payments under this Subparagraph 3.2(c) during said preceding year exceed Tenant’s Share as indicated on said statement, Landlord shall credit the amount of such over-payment against Tenant’s Share of Common Area Operating Expenses next becoming due. If Tenant’s payments under this Subparagraph 3.2(c) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within ten (10) days after delivery by Landlord to Tenant of said statement.

4. Security Deposit. Tenant shall deposit with Landlord upon Tenant’s execution hereof the Security Deposit set forth in Paragraph K of the Summary as security for Tenant’s faithful performance of Tenant’s obligations under this Lease. If Tenant fails to pay Base Rent or other Rent or charges due hereunder before or after the termination or expiration of this Lease, or otherwise Defaults under this Lease (as defined in Paragraph 12.1), Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any amount due Landlord or to reimburse or compensate Landlord for any liability, cost, expense, loss or damage (including attorneys’ fees and costs) which Landlord may suffer or incur by reason thereof, whether foreseeable or unforeseeable, including to offset Rent which is unpaid either before or after the termination of this Lease. If Landlord uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after written request therefor, deposit monies with Landlord sufficient to restore the Security Deposit to the full amount required by this Lease. Landlord shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Landlord shall, at the expiration or earlier termination of the Term hereof and after Tenant has vacated the Premises, return to Tenant (or, at Landlord’s option, to the last approved assignee, if any, of Tenant’s interest herein), that portion of the Security Deposit not used or applied by Landlord. Unless otherwise expressly agreed in writing by Landlord, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Tenant under this Lease. Tenant waives any and all rights under (i) any and all laws, rules and regulations, now or hereafter in force, applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either Party may now or, in the future, will have relating to or arising from Security Deposit Laws.

5. Use.

5.1 Use. Tenant shall use and occupy the Premises only for the Permitted Use set forth in Paragraph L of the Summary and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties. In no event may the Premises be used for any federal illegal related activities (e.g., drug-related business). Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises in violation of any Applicable Laws. Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Land. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of “Hazardous Substances,” as that term is defined in Subparagraph 5.2 (a) of this Lease.

5.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, PCBs, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises, which constitutes a Reportable Use (as defined below) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 5.3). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties.

(b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, the Building, or the Industrial Center other than as previously consented to by Landlord, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises, the Building or the Industrial Center (including, without limitation, through the plumbing or sanitary sewer system).

(c) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord (with counsel reasonably approved by Landlord), its directors, officers, agents, partners, members, managers, employees, lenders and ground lessor, if any, and their respective successors and assigns (collectively, “Landlord Parties”) and the Industrial Center, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits, damage to property, personal injury and attorneys’ and consultants’ fees and costs (collectively, “Claims”) arising out of or involving any (i) Hazardous Substance brought, released or used or allowed to be brought, released or used on the Premises, the Building or the Industrial Center by Tenant or by anyone under Tenant’s control, or (ii) the breach of any term, condition, representation or warranty contained in this Paragraph 5. Tenant’s obligations under this Subparagraph 5.2 (c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and costs and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement. The provisions of this Paragraph 5.2(c) shall survive the expiration or earlier termination of this Lease.

(d) Exculpation of Landlord. Other tenants of the Industrial Center may be using, handling or storing certain Hazardous Substances in connection with such tenants’ use of their premises. The failure of another tenant to comply with Applicable Requirements and procedures could result in a release of Hazardous Substances and contamination to the Industrial Center, or any part thereof, the soil and ground water thereunder or the air quality of the Industrial Center. In the event of such release, the tenant or occupant responsible for the release, and not Landlord, shall be solely responsible for any claim, damage or expense incurred by Tenant by reason of such contamination. Tenant waives any rights it may have to later assert that the foregoing release does not cover unknown claims. Tenant and anyone claiming by, through or under Tenant fully and irrevocably releases Landlord and Landlord Parties from any and all claims that it may now have or hereafter acquire against such persons and entities for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any Hazardous Substance release or contamination to the Industrial Center caused by another tenant or occupant at the Industrial Center. This release includes claims of which Tenant is presently unaware or which Tenant does not presently suspect to exist in its favor, which, if known by Tenant, would materially affect Tenant’s release of Landlord.

(e) Environmental Questionnaire Disclosure. Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Substances Survey Form in substantially the form of Exhibit G attached hereto (“Survey Form”), and Tenant shall certify to Landlord that all information contained in the Survey Form is true and correct. Within ten (10) days following Tenant’s receipt of a written request from Landlord, Tenant shall update, execute and deliver to Landlord the Survey Form, as the same may be modified by Landlord from time to time.

5.3 Tenant’s Compliance with Requirements. Tenant shall, at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises (including, without limitation, matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including air quality, soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within five (5) days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information, including, without limitation, permits, registrations, manifests, applications, reports and certificates, evidencing Tenant’s compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

5.4 Inspection; Compliance with Law. Landlord, Landlord’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements, and Landlord shall be entitled to employ experts and/or consultants in connection therewith. The costs and expenses of any such inspections shall be paid by the Party requesting same, unless a Default or Breach of this Lease by Tenant or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Tenant, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall upon request reimburse Landlord or Landlord’s Lender, as the case may be, for the costs and expenses of such inspections. Notwithstanding the foregoing, Landlord acknowledges that Tenant engages in activities in connection with the Permitted Use that are subject to national security restrictions imposed by the government of the United States pursuant to Tenant’s agreements with United States government agencies and Applicable Laws and confidentiality restrictions pursuant to Tenant’s customer contracts with such governmental agencies. Accordingly, the rights of Landlord, Landlord’s agents, employees, contractors, representatives, and Lenders to enter the Premises are subject to such restrictions which are disclosed to Landlord in writing.

6. Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations

6.1 Tenant’s Obligations.

(a) Subject to the provisions of Paragraphs 1.2 (Condition), 1.3 (Compliance with Covenants, Restrictions and Building Code), 6.2 (Landlord’s Obligations), 8 (Damage or Destruction), and 13 (Condemnation), Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises), including, without limitation, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, dock doors and bumpers, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 6.2 below. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) Tenant shall, at Tenant’s sole cost and expense, procure and maintain a contract, with copies to Landlord, in customary form and substance for and with a licensed contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation for the Premises. Such contract shall provide for customary and regularly scheduled maintenance of the HVAC system, including not less than quarterly maintenance of the HVAC system, replacement of the air filters not less than monthly and all other maintenance services recommended by the equipment manufacturer in its operations and maintenance manual. Within ten (10) business days of the date Tenant takes possession of the Premises, Tenant shall deliver to Landlord a copy of the HVAC maintenance contract. However, Landlord reserves the right, upon notice to Tenant, to procure and maintain the contract for the heating, air conditioning and ventilating systems and to maintain a contract for fire/life safety inspections, repairs and monitoring, and, if Landlord so elects, Tenant shall reimburse Landlord upon demand for the cost thereof or as part of Common Area Operating Expenses.

(c) If Tenant fails to perform Tenant’s obligations under this Paragraph 6.1, Landlord may enter upon the Premises after ten (10) days’ prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), to perform such obligations on Tenant’s behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 12.2 below.

6.2 Landlord’s Obligations. Subject to the provisions of Paragraphs 1.2 (Condition), 1.3 (Compliance with Covenants, Restrictions and Building Code), 3.2 (Common Area Operating Expenses), 5 (Use), 6.1 (Tenant’s Obligations), 8 (Damage or Destruction) and 13 (Condemnation), and subject to the reimbursement requirements of Paragraph 3.2, Landlord, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, and at Landlord’s option, a security alarm system, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 3.2. Landlord shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Landlord be obligated to maintain, repair or replace windows, doors (or any parts thereof), skylights or plate glass of the Premises. Tenant expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

6.3 Utility Installations, Trade Fixtures, Alterations.

(a) Definitions; Consent Required. The term “Utility Installations” is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term “Trade Fixtures” shall mean Tenant’s machinery and equipment, which can be removed without doing damage to the Premises. The term “Alterations” shall mean any modification of the improvements on the Premises, which are provided by Landlord or by Tenant, with Landlord’s prior written approval, under the terms of this Lease, other than Utility Installations or Trade Fixtures. “Tenant-Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Subparagraph 6.4 (a). Tenant shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Landlord’s prior written consent.

(b) Consent. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of Landlord shall be presented to Landlord in written form with detailed plans. All consents given by Landlord, whether by virtue of Subparagraph 6.3 (a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Tenant’s acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Landlord prior to commencement of the work thereon; and (iii) the compliance by Tenant with all conditions of said permits in a prompt and expeditious manner. In connection with approving any Alterations or Utility Installations, Landlord shall have the right to approve Tenant’s contractor(s). Any Alterations or Utility Installations by Tenant during the Term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations or Utility Installations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. In performing the work of any such Alterations or Utility Installations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the Common Areas for any other tenant of the Building or the Industrial Center, and as not to obstruct the business of Landlord or other tenants or occupants in the Building or the Industrial Center, or interfere with the labor force working in the Building or the Industrial Center. In the event that Tenant makes any Alterations or Utility Installations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations or Utility Installations, and such other insurance as Landlord may require and all of such Alterations or Utility Installations shall be insured by Tenant pursuant to Paragraph 7 of this Lease. Upon completion of any Alterations or Utility Installations, Tenant shall deliver to Landlord a reproducible copy of the “as built” drawings, and specifications therefor of the Alterations or Utility Installations. Landlord may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs Five Thousand Dollars ($5,000.00) or more upon Tenant’s providing Landlord with such assurances to Landlord, including without limitation, posting a bond or establishing an escrow account, as Landlord shall require to assure payment of the costs thereof to protect Landlord and the Industrial Center from and against any mechanic’s, materialmen’s or other lien- Tenant shall keep the Premises lien free. Tenant shall pay to Landlord all of Landlord’s actual costs incurred in conjunction with the review of Tenant’s proposed Alterations or Utility Installations within fifteen (15) days of Tenant’s receipt of an invoice therefor.

(c) Lien Protection. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in, on, or about the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises and to record the same, as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises and Tenant shall furnish to Landlord adequate security of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest, or at Tenant’s option, file a bond with the appropriate court and obtain a release of the lien pursuant to Section 38-22-131, C.R.S.. In addition, Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs in participating in such action if Landlord shall decide it is to its best interest to do so.

6.4 Ownership, Removal, Surrender, and Restoration.

(a) Ownership. Subject to Landlord’s right to require their removal and to cause Tenant to become the owner thereof as hereinafter provided in this Paragraph 6.4, all Alterations and Utility Installations made to the Premises by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. Landlord may, at any time and at its option, elect in writing to Tenant to be the owner of all or any specified part of the Tenant-Owned Alterations and Utility Installations. Unless otherwise instructed per Subparagraph 6.4 (b) hereof, all Tenant-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, automatically and without further action on the part of Landlord, become the property of Landlord and remain upon the Premises and be surrendered with the Premises by Tenant.

(b) Removal. Unless otherwise agreed in writing, Landlord may require that any or all Tenant-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that Landlord may have consented to their installation. Landlord may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Landlord.

(c) Surrender/Restoration. Tenant shall surrender the Premises by the end of the last day of the Term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair as more particularly described in the Move Out Standards attached as Exhibit H to this Lease, and shall provide Landlord with keys for all interior doors. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligations of Tenant shall include the repair of any damage occasioned by the installation, maintenance or removal of Tenant’s Trade Fixtures, furnishings, equipment, and Tenant-Owned Alterations and Utility Installations, as well as material or ground water contaminated by Tenant, all as may then be required by Applicable Requirements and/or good practice. Tenant’s Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant subject to its obligation to repair and restore the Premises pursuant to this Lease.

7. Insurance; Indemnity.

7.1 Landlord’s Insurance. At all times during the Term of this Lease, Landlord will purchase and maintain, as part of the Common Area Operating Expenses, (a) Commercial General Liability Insurance, (b) Umbrella/Excess Liability Insurance, (c) Commercial Property Insurance covering the Common Areas and Landlord’s equipment, furnishings, business income/rental value, and (d) any other insurance coverage deemed appropriate by Landlord or required by Landlord’s lender; all in such reasonable amounts and with such reasonable coverages as determined by Landlord. Tenant acknowledges that it shall not be a named insured on such policies and that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Tenant further acknowledges that Landlord shall not be required to carry insurance covering (1) Tenant-Owned Alterations and Utility Installations, Trade Fixtures, equipment and Tenant’s personal property, including inventory; (2) Business Income Insurance against, or be responsible for, any loss suffered by Tenant due to interruption of Tenant’s business from any cause; (3) loss to the Premises resulting from flood, earthquake, windstorm or hurricane; and (4) any other type of property. Tenant shall cooperate with Landlord’s insurance companies in the adjustment of any claims for any damage to the Building.

7.2 Tenant’s Insurance. At all times during the Term of this Lease, Tenant shall satisfy the insurance requirements set forth in Exhibit J to this Lease.

7.3 Waiver of Subrogation. Notwithstanding anything herein to the contrary, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other, and against the Tenant or Landlord Parties, as applicable, for any loss or damage with respect to Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises, Leasehold Improvements, the Industrial Center, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Landlord and Tenant shall each cause their property insurance policies to be properly endorsed to reflect the insurer’s waiver of its rights of subrogation. For the purposes of this waiver, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

7.4 Indemnity. Except for Landlord’s gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the Premises, the Industrial Center, Landlord and Landlord Parties from and against any and all Claims arising out of, involving, or in connection with, the occupancy of the Premises by Tenant (including Tenant’s Yard Area), the conduct of Tenant’s business, any act, omission or neglect of Tenant or the Tenant Parties, and out of any Default or Breach by Tenant in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment. In case any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. The provisions of this Paragraph 7.4 shall survive the expiration or earlier termination of this Lease.

7.5 Exemption of Landlord from Liability. Except to the extent arising from the gross negligence or willful misconduct of Landlord, Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant or the Tenant Parties or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease or occupancy agreement in the Industrial Center. Notwithstanding the negligence or breach of this Lease by either Party, except with respect to Tenant’s obligations pursuant to Paragraph 6.2 (“Hazardous Substances”) and Paragraph 26 (“No Right to Holdover”) of this Lease, under no circumstances shall either Party be liable for injury to the other Party’s business or for any loss of income or profit therefrom, provided that in no event shall Landlord be precluded from exercising its remedies under Paragraph 12.2 of this Lease.

8. Damage or Destruction. If at any time during the Term the Premises are physically damaged by a fire or other casualty, Landlord shall notify Tenant as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed six (6) months, Landlord may elect to terminate this Lease upon notice to Tenant. If Landlord does not elect to terminate this Lease, or if Landlord estimates that restoration will take six (6) months or less, then

Landlord shall, subject to delays arising from the collection of insurance proceeds or from events of Force Majeure, restore the Premises, excluding any Alterations. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord. Notwithstanding the foregoing, either Party may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than two (2) months to repair such damage. Base Rent and Common Area Operating Expenses shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss accorded Tenant by any law currently existing or hereafter enacted. Landlord and Tenant agree that the provisions of this Paragraph 8 shall only apply when the Premises is physically damaged or the structural integrity of the Premises is degraded as a result of a fire or other casualty. In no event shall a temporary closure of the Building or the Industrial Center for the purpose of protecting public health constitute physical damage to the Premises, Building or Industrial Center, nor shall Tenant’s inability to productively use the Premises during any such temporary closure be deemed a casualty.

9. Real Property Taxes.

9.1 Payment of Taxes. Landlord shall pay the Real Property Taxes, as defined in Paragraph 9.2, applicable to the Industrial Center, and except as otherwise provided in Paragraph 9.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 3.2.

9.2 Real Property Tax Definition. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Industrial Center or any portion thereof, Landlord’s right to rent or other income therefrom, and/or Landlord’s business of leasing the Premises, including any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the Term of this Lease, including, without limitation, a change in the ownership of the Industrial Center (or any portion thereof) or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days, which such calendar year and tax year have in common. Each year, at Landlord’s election, Landlord may protest real property assessments. In the event Landlord elects to protest a real property tax assessment, Landlord may utilize the services of a tax consultant to protest the real property tax assessment. If as a result of the protest, the Real Property Taxes are lowered, and a tax consultant has been utilized in connection with the protest, Tenant agrees to pay, as additional rent during the Term, its prorated Tenant’s Share of all fees payable to tax consultants in the manner set forth in this Lease, as long as there is a net benefit to Tenant from such lowering of Real Property Taxes.

9.3 Tenant’s Property Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center. When possible, Tenant shall cause its Tenant-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s said property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant’s property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property.

10. Utilities. Tenant shall pay directly for all utilities and services supplied to the Premises, including, without limitation, electricity, telephone, security, gas, and cleaning of the Premises, together with any taxes thereon. Upon Landlord’s request, Tenant shall deliver to Landlord copies of all bills for separately metered utilities supplied to the Premises for the past twelve (12) month period within ten (10) days of Landlord’s request. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Tenant shall pay to Landlord a reasonable proportion to be determined by Landlord of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Subparagraph 3.2 (c). At Landlord’s option, Landlord may maintain a telephone line or lines in Landlord’s name for a security alarm system and/or fire-life/safety system for the Building, the cost of which shall be included in Common Area Operating Expenses. Under no circumstances shall any public safety power shutoff (“PSPS”), planned maintenance outage or other power shutoff by any utility provider render Landlord liable to Tenant for abatement of Rent.

11. Assignment and Subletting.

11.1 Landlord’s Consent Required.

(a) Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign” or “assignment”) or sublet all or any part of Tenant’s interest or obligations in this Lease or in the Premises without Landlord’s prior written consent given under and subject to the terms of this Paragraph 11 and Paragraph 34, which Landlord shall not withhold unreasonably; provided, that it shall not be unreasonable for Landlord to withhold its consent if any of the following circumstances exist or may exist: (i) the transferee’s contemplated use of the Premises following the proposed assignment or subletting is different from the permitted use specified herein; (ii) in Landlord’s reasonable business judgment, the transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under the Lease; (iii) in Landlord’s reasonable business judgment, the present net worth of the transferee is less than the greater of Tenant’s net worth at the Effective Date or Tenant’s “Net Worth” (as defined below) at the date of Tenant’s request for consent to the assignment or subletting; (iv) in Landlord’s reasonable business judgment, the Rent that Landlord reasonably anticipates receiving from the transferee is less than that which Landlord has received from Tenant; (v) the proposed assignment or subletting would breach any covenant of Landlord in any other lease, financing agreement or other agreement relating to the Industrial Center or otherwise; or (vi) the transferee requests an amendment to the Lease other than the identity of Tenant. “Net Worth” for purposes of this Lease shall be the tangible net worth of Tenant (not including goodwill as an asset and excluding any guarantors) established under generally accepted accounting principles consistently applied. Notwithstanding the foregoing but provided that the present net worth of the transferee is not less than the greater of Tenant’s Net Worth at the Effective Date or Tenant’s Net Worth at the date of the proposed sublease or assignment, Tenant may assign this Lease or sublease the Premises (each, a “Permitted Transfer”), without Landlord’s consent but upon ten (10) days prior written notice to Landlord, to any entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from the merger of or consolidation with Tenant or which acquires all or substantially all of the stock or assets of Tenant (each, a “Permitted Transferee”). In such case, any Permitted Transferee shall assume in writing all of Tenant’s obligations under this Lease.

(b) Regardless of Landlord’s consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or subtenant of the obligations of Tenant under this Lease; (ii) release Tenant of any liabilities, obligations or covenants hereunder; nor (iii) alter the primary liability of Tenant for the payment of Base Rent and other sums due Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease.

(c) An assignment of Tenant’s interest in this Lease or subletting of the Premises or any part thereof without Landlord’s specific prior written consent shall, at Landlord’s option, constitute a Default under this Lease. In the event of any Default or Breach of Tenant’s obligation under this Lease, Landlord may proceed directly against Tenant, any Guarantors or anyone else responsible for the performance of the Tenant’s obligations under this Lease, including any subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

11.2 Additional Terms and Conditions Applicable to Assignment and Subletting.

(a) Landlord may accept any Rent or performance of Tenant’s obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any Rent for performance shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for the Default or Breach by Tenant of any of the terms, covenants or conditions of this Lease.

(b) The consent of Landlord to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting by Tenant or to any subsequent assignment or subletting by the assignee or subtenant. However, Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

(c) Should Tenant desire to enter into an assignment or subletting transaction, Tenant shall give notice thereof to Landlord by requesting in writing Landlord’s consent to such assignment or subletting at least forty-five (45) days before the proposed effective date of any such assignment or subletting and shall provide Landlord with the following: (i) the full particulars of the proposed assignment or subletting transaction, including its nature, effective date, terms and conditions, and copies of any documents pertaining to such proposed transaction; (ii) a description of the identity, net worth and previous business experience of the transferee, including, without limitation, copies of transferee’s latest income, balance sheet and change-of-financial-position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the transferee; and (iii) any further information relevant to the transaction which Landlord shall have requested within thirty (30) days after receipt of Tenant’s request for consent and all information specified above in Subparagraphs (i), (ii) and (iii). Each assignment or subletting to which Landlord has consented shall be evidenced by an instrument made in such written form as is satisfactory to Landlord and executed by Tenant and transferee. By such instrument, transferee shall assume all the terms, covenants and conditions of this Lease, which are obligations of Tenant. Tenant shall remain fully liable to perform its duties under this Lease following the assignment or subletting. Tenant shall pay Landlord a fee of $1,000.00 for Landlord’s review of any proposed assignment or subletting, whether or not Landlord consents to it. In addition, Tenant shall, on demand of Landlord, reimburse Landlord for Landlord’s reasonable costs, including legal fees, incurred in obtaining advice and preparing documentation for each assignment or subletting to which Landlord has consented.

(d) If Landlord consents to an assignment or subletting, as a condition thereto which the Parties hereby agree is reasonable, Tenant shall pay to Landlord seventy-five percent (75%) of any “Transfer Premium,” as that term is defined in this Paragraph, received by Tenant from such assignee or subtenant. “Transfer Premium” shall mean all rent, additional rent or other consideration (including, without limitation, key money, bonus money or other cash consideration of any kind) payable by the assignee or subtenant to Tenant or any person or entity affiliated with Tenant in connection with the assignment or sublease in excess of the Base Rent under this Lease during the term of the assignment or sublease, deducting any documented marketing and commission expenses incurred by Tenant, but excluding expenses incurred in improving the space or loss of rent. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the assignment or sublease.

(e) Landlord shall have the right, by notice to Tenant within fifteen (15) days following receipt of a written notice of proposed assignment or sublease from Tenant, to terminate this Lease in the event of an assignment as to all of the Premises and, in the event of a sublease, as to the subleased portion of the Premises and to require that all or part, as the case may be, of the Premises be surrendered to Landlord for the balance of the Term.

12. Default; Breach; Remedies.

12.1 Default; Breach. Tenant’s obligations to Landlord hereunder shall include any and all costs or expenses incurred by Landlord in conjunction with enforcing Landlord’s rights and remedies hereunder, including, without limitation, any attorneys’ fees or other legal expenses or costs associated therewith, and Landlord may include the cost of such services and costs in any notice of Default as rent due and payable to cure said default. A “Default” by Tenant is defined as a failure by Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease. A “Breach” by Tenant is defined as the occurrence of any Default, including, without limitation, those listed below, and, where a grace period for cure after notice is specified herein, the failure by Tenant to cure such Default prior to the expiration of the applicable grace period, and shall entitle Landlord to pursue the remedies set forth in Paragraphs 12.2 and/or 12.3:

(a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

(b) Except as expressly otherwise provided in this Lease, the failure by Tenant to make any payment of Rent, Tenant’s Share of Common Area Operating Expenses, or any other monetary payment required to be made by Tenant hereunder as and when due, the failure by Tenant to provide Landlord with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Tenant to fulfill any obligation under this Lease which endangers or threatens life or property.

(c) A Default by Tenant as to the terms or provisions of this Lease, or of the Rules and Regulations adopted under Paragraph 37 below that are to be observed, complied with, or performed by Tenant, other than those described in Subparagraphs 12.1(a) or (b) above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Landlord to Tenant; provided, however, that if the nature of Tenant’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion within ninety (90) days.

12.2 Remedies. If Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, within ten (10) days after written notice to Tenant (or in case of an emergency, without notice), Landlord may at its option (but without obligation to do so), perform such duty or obligation on Tenant’s behalf, including, without limitation, obtaining reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord at its own option, may require all future payments to be made under this Lease by Tenant to be made only by cashier’s check. In the event of a Breach of this Lease by Tenant, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy, which Landlord may have by reason of such Breach, Landlord may:

(a) Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Landlord to mitigate damages caused by Tenant’s Default or Breach of this Lease shall not waive Landlord’s right to recover damages under this Paragraph 12.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph 12.1 (b) or (c) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 12.1 (b) or (c). In such case, the applicable grace period under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Tenant’s right to possession in effect after Tenant’s Breach and recover the Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. Landlord and Tenant agree that the limitations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect Landlord’s interest under this Lease, shall not constitute a termination of Tenant’s right to possession.

(c) Continue this Lease in effect, but terminate Tenant’s right to possession of the Premises and re-enter the Premises and take possession thereof, whereupon Tenant shall have no further claim to the Premises without the same constituting an acceptance of surrender.

(d) Landlord may relet the Premises without thereby voiding or terminating this Lease (if the same has not been previously terminated), and Tenant shall remain liable for any and all Rent and other charges and expenses hereunder. Landlord shall not be obligated to relet the Premises (i) to any tenant which does not meet Landlord’s financial criteria, (ii) for less than market terms, or (iii) prior to other vacant space in the Industrial Center. For the purpose of reletting, Landlord is authorized to make such repairs or alterations to the Premises as may be necessary in the sole discretion of Landlord for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, alterations and the expense of such reletting (including, without limitation, reasonable attorney and brokerage fees) and the collection of rent accruing therefrom) each month to equal the Rent, then Tenant shall pay such deficiency each month upon demand therefor. Actions to collect such amounts may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term.

(e) To the extent permitted by Applicable Laws, Landlord shall have the right, without notice to Tenant, to change or re-key all locks to entrances to the Premises, and Landlord shall have no obligation to give Tenant notice thereof or to provide Tenant with a key to the Premises.

(f) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located, without the necessity of proving the inadequacy of any legal remedy or irreparable harm.

(g) Even if an eviction moratoria exists, to the extent allowed by applicable law, Landlord shall have the right to continue this Lease in effect and bring an action to collect rent due under this Lease (including an action against any guarantors of Tenant’s obligations under this Lease) and otherwise exercise Landlord’s rights and remedies under this Lease including, but not limited to, Landlord’s right to apply or draw upon any security deposit or letter of credit delivered to Landlord pursuant to this Lease.

(h) The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant’s occupancy of the Premises.

12.3 Inducement Recapture in Event of Breach. Any agreement by Landlord for free or abated Rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the Term hereof as the same may be extended.

Upon the occurrence of a Breach of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any Rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, and recoverable by Landlord, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Tenant. The acceptance by Landlord of Rent or the cure of the Breach which initiated the operation of this Paragraph 12.3 shall not be deemed a waiver by Landlord of the provisions of this Paragraph 12.3 unless specifically so stated in writing by Landlord at the time of such acceptance.

12.4 Late Charges. If any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee at the address stated in, and in accordance with, the Rent Payment Instructions attached as Exhibit I to this Lease, within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. Any post dated checks, two party checks, third party checks or any check from a party other than the Tenant named in this Lease will not be accepted and will be deemed late unless a check from Tenant is received within such five (5) day period. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. The Parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default or Breach with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition to the late charge, in the event (i) any check is returned for insufficient funds, (ii) Landlord receives a check for an installment of rent at an address other than the address set forth in the Rent Payment Instructions attached as Exhibit I to this Lease, or (iii) Landlord receives a postdated check, a two party check, a third party check or any check for Rent from a party other than the Tenant named in this Lease, Tenant shall pay to Landlord, as additional rent, the sum of $50.00. In the event that more than one (1) check of Tenant is returned for insufficient funds in any twelve (12) month period, Landlord shall have the right to require that any or all subsequent payments by Tenant to Landlord be in the form of cashier’s or certified check drawn on an institution acceptable to Landlord, notwithstanding any prior practice of accepting payments in any different form.

13. Condemnation. If any part of the Premises or the Industrial Center should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Industrial Center, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right to make a claim together with Landlord against the condemning authority (but not Landlord) for such compensation as may be awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures. In no event shall any governmental action for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), including but not limited to, any order requiring businesses to close temporarily, be considered a Taking requiring government compensation or entitling Tenant to abatement of rent or any other remedy.

14. Brokers. The Broker(s) named in Paragraph M of the Summary is/are the procuring cause of this Lease. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph M of the Summary in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder’s fee in connection with said transaction. Tenant and Landlord do each agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

15. Estoppel Certificate and Financial Information.

15.1 Estoppel Certificate. Within ten (10) days after written notice from Landlord, Tenant shall execute and deliver to Landlord a certificate stating such matters reflecting the status of this Lease or the Premises as Landlord or Landlord’s lender, purchaser or ground lessor may reasonably request.

15.2 Financial Information. Within ten (10) days of Landlord’s request, Tenant shall deliver a reasonably detailed summary of the financial condition of Tenant and a credit and bank reference letter to Landlord and Landlord’s lender, prospective lender, assignee or purchaser of the Building or the Industrial Center. In addition, Tenant agrees to make its Chief Financial Officer available by telephone to discuss such financial condition of Tenant with Landlord and/or such lender, assignee or purchaser. All such financial information shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. Notwithstanding the foregoing, Landlord acknowledges that Tenant engages in activities in connection with the Permitted Use that are subject to national security restrictions imposed by the government of the United States pursuant to Tenant’s agreements with United States government agencies and Applicable Laws and confidentiality restrictions pursuant to Tenant’s customer contracts with such governmental agencies. Accordingly, the rights of Landlord and such other parties to receive financial information are subject to such restrictions.

16. Landlord’s Liability. The term “Landlord” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Landlord’s title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord at the time of such transfer or assignment. Upon such transfer or assignment and delivery of the Security Deposit, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by Landlord shall be binding only upon Landlord as hereinabove defined. In no event shall the obligations of Landlord under this Lease constitute personal obligations of Landlord or the Landlord Parties, and Tenant expressly waives such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Further, Tenant, for satisfaction of any liability of Landlord under this Lease, may seek recourse only against Landlord’s interest in the Premises and shall not seek recourse against Landlord’s other assets or against the Landlord Parties.

17. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

18. Interest on Past-Due Obligations. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord within ten (10) days following the date on which it was due, shall bear interest from the date due at the rate of twelve percent (12%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 12.4.

19. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

20. Rent Defined. All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be “Rent.”

21. No Prior or Other Agreements. This Lease (including all exhibits and addenda) contains all agreements, representations and warranties between the Parties with respect to any matter mentioned herein and supersedes and cancels any and all previous negotiations, arrangements, brochures, marketing materials, agreements and understandings, if any, and no other prior or contemporaneous agreement or understanding (whether verbal or written) shall be effective. This Lease may not be modified, deleted or added to except by a writing signed by the Parties hereto. The Parties acknowledge that (i) each Party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall be employed in the interpretation or enforcement of this Lease.

22. Notices. All notices required or permitted by this Lease shall be in writing and shall be and deemed duly served or given when actually delivered, if personally delivered or delivered by overnight courier (including delivery by FedEx, which confirms delivery in writing), or within three (3) business days after deposit in the U.S. Mail, if sent by certified mail, postage prepaid, return receipt requested, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 22. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day. The addresses noted adjacent to a Party’s signature on this Lease (including “copy to” addresses) shall be that Party’s address for delivery or mailing of notices, provided that either Party may designate other addresses for notices by written notice to the other Party. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possession of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant.

23. Waivers. No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or any other term, covenant or condition hereof. Regardless of Landlord’s knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Landlord shall not be a waiver of any Default or Breach by Tenant of any provision hereof. Any payment given Landlord by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

24. Recording. Tenant shall not record this Lease or any memorandum of this Lease.

25. No Right to Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Tenant holds over in violation of this Paragraph 25, the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to two hundred percent (200%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Additionally, in the event that upon the expiration or earlier termination of the Lease, Tenant has not fulfilled its obligation with respect to restoration, repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, Landlord shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from Tenant’s holding over, including, without limitation, the cost of unlawful detainer proceedings instituted by Landlord against Tenant, increased construction costs to Landlord as a result of Landlord’s inability to timely commence construction of improvements for a new tenant for the Premises, lost profits that results from Landlord’s inability to timely deliver the Premises to such new tenant, and any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant.

26. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27. Covenants and Conditions. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

28. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Tenant expressly agrees that any and all disputes arising out of or in connection with this Lease shall be litigated only in the District Court of the State of Colorado for the county in which the Premises are located (and in no other), and Tenant consents to the jurisdiction of said court.

29. Subordination; Attornment; Non-Disturbance.

29.1 Subordination. This Lease and any Option granted hereby shall automatically be subject and subordinate to any ground lease, mortgage, deed of trust, or other security device or amendment or modification thereto (collectively, “Security Device”), now or hereafter placed by Landlord upon the Land and to all amendments, renewals and extensions thereof. Tenant agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender whose name and address have been furnished Tenant notice of Landlord’s default. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

29.2 Attornment. Subject to the non-disturbance provisions of Paragraph 29.3, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior landlord, or (iii) be bound by prepayment of more than one month’s rent.

29.3 Non-Disturbance. With respect to Security Devices entered into for the first time (as opposed to amendments or modifications to existing Security Devices) by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to receipt of an assurance (a “Non-Disturbance Agreement”) from the Lender that Tenant’s possession and this Lease, including any options to extend the Term hereof, will not be disturbed so long as Tenant is not in Breach hereof and attorns to the record owner of the Premises.

29.4 Self-Executing. The agreements contained in this Paragraph 29 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant shall, within ten (10) days following the date of such request, execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

30. Attorneys’ Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (defined below) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. Landlord shall be entitled to attorneys’ fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

31. Landlord’s Access; Showing Premises; Repairs. Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary, including the right to take photographs of the Premises in connection with such entry. Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs and Landlord may at any time during the last one hundred eighty (180) days of the Term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Landlord shall be without abatement of rent or liability to Tenant. Notwithstanding the foregoing, Landlord acknowledges that Tenant engages in activities in connection with the Permitted Use that are subject to national security restrictions imposed by the government of the United States pursuant to Tenant’s agreements with United States government agencies and Applicable Laws and confidentiality restrictions pursuant to Tenant’s customer contracts with such governmental agencies. Accordingly, the rights of Landlord and Landlord’s agents, employees, contractors, representatives, and Lenders to enter the Premises and take photographs are subject to such restrictions.

32. Signs. Tenant shall not place any sign upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent and at Tenant’s sole cost and expense, install (but not on the roof) such signs as are reasonably required to advertise Tenant’s own business so long as such signs are in a location designated by Landlord and comply with Applicable Requirements and the signage criteria established for the Industrial Center by Landlord. Notwithstanding the foregoing, at Tenant’s sole cost and expense, Tenant shall have the right to install (a) a sign on the exterior of the Building, and (b) a panel on the monument sign in front of the Building, which signage shall consist solely of the name “York Space Systems” and/or their logos, subject to Landlord’s prior approval of such signage and Tenant’s compliance with the other provisions of this Paragraph 32. The location, quality, design, style, lighting and size of such signage shall be subject to Landlord’s prior written approval. The right granted under this paragraph shall be personal to the originally named Tenant under this Lease. Such signage shall comply with all applicable laws, statutes, regulations, ordinances and restrictions, including but not limited to, any permit requirements. Tenant shall install and maintain said signage in good condition and repair at its sole cost and expense during the entire Term. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Paragraph 6 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Landlord reserves all rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Tenant’s business; Landlord shall be entitled to all revenues from such advertising signs.

33. Termination; Merger. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

34. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Landlord’s actual costs and expenses (including, without limitation, architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent pertaining to this Lease or the Premises, including, without limitation, consents to an assignment or subletting or the presence or use of a Hazardous Substance, shall be paid by Tenant to Landlord upon receipt of an invoice therefor.

35. Guarantor. Intentionally deleted.

36. Quiet Possession. Upon payment by Tenant of the Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, and unless specifically provided herein, Tenant shall have quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Lease.

37. Rules and Regulations. Tenant agrees that it will abide by, and keep and observe all reasonable rules and regulations (“Rules and Regulations”) which Landlord may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or Tenant of the Building and the Industrial Center and their invitees. The current Rules and Regulations for the Industrial Center are attached hereto as Exhibit E.

38. Substitution Space. Intentionally deleted.

39. Security Measures. Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises (including Tenant’s Yard Area), Tenant and the Tenant Parties and their property from the acts of third parties and shall install, at Tenant’s sole cost and expense, any and all necessary security devices.

40. Reservations. Landlord reserves the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights of way, utility raceways, and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

41. OFAC Compliance. Tenant represents, warrants and covenants to Landlord that neither they are not, and, after making due inquiry, that no person or entity that owns a 10% or greater equity interest in or otherwise controls Tenant, nor any of their respective officers, directors or managing members, (i) is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List or any similar list) or under any statute, executive order (including Executive Order 13224 (the “Executive Order”) signed on September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) is currently subject to any U.S. sanctions administered by OFAC, (iii) is in violation of the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”) and none of the activities of such person violate the Money Laundering Act, and (iv) that throughout the term of this Lease Tenant shall comply with the Executive Order and with the Money Laundering Act.

42. Covenant Against Liens. Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord’s title to the Industrial Center, the Building, the Land or the Premises, nor in any way subject Landlord’s title to any claims by way of lien or encumbrance whether claimed by operation of Applicable Laws or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Industrial Center, the Building, the Land or the Premises arising from any act or omission of Tenant shall attach only against Tenant’s interest and shall in all respects be subordinate to Landlord’s title to the Industrial Center, the Building, the Land and the Premises. If Tenant has not removed any such lien or encumbrance within fifteen (15) days after written notice to Tenant by Landlord, Landlord may, but shall not be obligated to, pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity or accuracy thereof, and the amount so paid, together with all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection therewith, shall be deemed additional Rent reserved under this Lease due and payable forthwith.

43. Authority. If either Party hereto is a corporation, limited liability company, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Tenant is a corporation, limited liability company, trust or partnership, Tenant shall, within five (5) days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

44. Conflict. Any typewritten or handwritten provisions that have been initialed by both Parties shall control any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions.

45. Force Majeure. Except for Tenant’s obligation to pay rent and other monetary obligations under this Lease, the Parties shall not be held responsible for delays in the performance of their obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, permitting delays, inspection delays, the inability to obtain or unavailability of services, labor, or materials or reasonable substitutes therefor, failure of power or utilities, governmental actions, orders or declarations, eviction moratoria, riots, insurrection, civil commotion, sabotage, vandalism, explosion, war, natural or local emergency, including public health emergencies, pandemics, epidemics or other outbreaks of virus or disease, fire, flood, severe weather or other casualty, or any other cause beyond the reasonable control of the party obligated to perform, whether foreseen or unforeseen and including events that may or may not be related to the events enumerated herein (“Force Majeure”).

46. Offer; Counterparts; Facsimile, Electronic and Emailed Signatures. Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent and submission of same to Tenant or Landlord shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. A signed copy of this Lease transmitted by facsimile, email, DocuSign or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Lease for all purposes.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Tenant’s obligations hereunder, Tenant agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

49. Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the Parties and are not a part of the Lease. Whenever required by the context of this Lease, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Lease shall not be construed as if it had been prepared by one of the Parties, but rather as if both Parties had prepared the same and, consequently, any inconsistencies or ambiguities herein shall not be interpreted against either Party as the drafter of the Lease. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Lease. All exhibits referred to in this Lease are attached and incorporated by this reference. Tenant agrees that Tenant shall not disclose any of the economic terms of this Lease to any person or entity not a party to this Lease, nor shall Tenant issue any press releases or make any public statements relating to the terms or provisions of this Lease; provided, however, Tenant may make necessary disclosures to potential lenders, attorneys, accountants and space planning consultants, and/or as may be required by applicable Laws or court order, so long as such Parties agree to keep all of the economic terms of this Lease strictly confidential. The obligation of Tenant set forth in this paragraph shall survive the expiration or any earlier termination of this Lease.

50. Waiver of Redemption and Common Law Defenses by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing (a) to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease, and (b) to disavow the effectiveness of this Lease or claim that Tenant is excused from Tenant’s obligations with regard to Rent and other charges to be paid by Tenant pursuant to this Lease based on any common law doctrines of frustration of purpose or impracticability or impossibility of performance regardless of the occurrence of events making performance of Tenant’s obligations under this Lease unprofitable, less profitable or more difficult, including the unavailability of a particular source of funds.

51. Waiver of Trial by Jury. LANDLORD AND TENANT, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS LEASE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS LEASE OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, LANDLORD AND TENANT HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

THE PARTIES HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

THIS LEASE HAS BEEN PREPARED FOR YOUR ATTORNEY’S REVIEW AND APPROVAL. EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PREMISES AS TO THE POSSIBLE PRESENCE OF ASBESTOS OR HAZARDOUS SUBSTANCES. THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. AN ATTORNEY FROM THE STATE WHERE THE PREMISES IS LOCATED SHOULD BE CONSULTED.

[SIGNATURES ON NEXT PAGE]

The Parties hereto have executed this Lease as of the Effective Date.

LANDLORD		TENANT

WESTCORE CG POTOMAC PARK, LLC, a Delaware limited liability company		YORK SPACE SYSTEMS LLC, a Colorado limited liability company

By:	Westcore CG Venture, LLC,	By:	/s/ Dirk Wallinger
	a Delaware limited liability company,	Name: Dirk Wallinger
	its Sole Member	Title: Chief Executive Officer

	By: Westcore Realty Investments CG, LLC, a Delaware limited liability company, its Operations Member By: Westcore Realty, LLC, a Delaware limited liability company, its Managing Member	Address: 1449 7th Street, Suite 425 Denver, CO 80204

By:	/s/ Don Ankeny	Attention: Angelina Smith, VP - Operations Telephone: ****
Name: Don Ankeny		Facsimile: ( ) N/A
Title: Authorized Officer		Email: **** With a copy to: **** Telephone: **** Facsimile: ( ) N/A

Address:

c/o Westcore

4350 La Jolla Village Drive, Suite 900

San Diego, CA 92122

Telephone: ****

Facsimile: ****

and

Ziontz & Radick LLP

233 Wilshire Boulevard, Suite 600

Santa Monica, CA 90401